         Limited Power of Attorney for Section 16 Reporting Obligations

STATE OF TEXAS

COUNTY OF GALVESTON

        Know all by these presents, that the undersigned hereby makes, constitutes and appoints John J. Dunn, Jr., William F. Carlton, and J. Mark
Flippin as the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place, and stead of the undersigned to:

    (1)   Prepare, execute, acknowledge, deliver, and file Forms 3, 4 and 5
          (including any amendments thereto) with respect to the securities of
          American National Insurance Company (the "Company"), with the United
          States Securities and Exchange Commission, any national securities exchanges, and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the
          rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

    (2)   Seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party (including without limitation brokers, employee benefit plan administrators and trustees), and the undersigned hereby authorizes any such person to release any such information to such attorneys-in-fact and approves and ratifies any such release of information; and

    (3)   Perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

    (1)   This Limited Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorneys-in-fact without independent verification of such information;

    (2)   Any documents prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in their discretion, deem necessary or desirable;

    (3)   Neither the Company nor such attorneys-in-fact assume (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or
          (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

    (4)   This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

          The undersigned hereby gives and grants the foregoing
attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

          This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.

          IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed this 4th day of May, 2016.

/s/ James P. Stelling
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James P. Stelling